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                                                                    Exhibit 10.6


          Operating Agreement (the "Agreement") of Pharma Marketing, LLC, a Delaware limited liability company (the "Company"), dated as of September 7, 1998 (the "Effective Date"), by and among the Company and the persons who have executed the signature pages hereto as members and who from time to time hereafter execute this Agreement as members (collectively, the "Members").

          The parties hereto have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

          The parties agree as follows:

          1. Formation. The Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act") by the execution and filing of the Certificate of Formation of Pharma Marketing, LLC (the "Certificate of Formation"), with the Delaware Secretary of State (the "Secretary of State") on August 18, 1999. The actions of Scott H Rosenblatt, Esq. of Howard, Smith & Levin LLP, as authorized person, in connection with the execution and filing of the Certificate of Formation are hereby authorized, approved and ratified by the Members. The Members shall execute such further documents and take such further actions as shall be necessary or appropriate to comply with the requirements of law for the operation of a limited liability company in any other jurisdiction in which the Company elects to conduct its business.

          2. Name; Trade Name; Foreign Qualification. The name of the Company shall be Pharma Marketing, LLC. The Company will file such trade name or fictitious name affidavits and other certificates as may be necessary or desirable in connection with the formation, existence and operation of the Company (including those filings required in any jurisdiction where the Company owns property). The Company will apply for authority to transact business in those jurisdictions where it is required to do so. The Company will file such other certificates and instruments as may be necessary or desirable in connection with its formation, existence and operation.

          3.  Purpose; Powers.   The purpose of the Company is to (i) provide
services (the "Business") to Mediconsult.com, Ltd., a Bermuda corporation ("Limited"), pursuant to the terms of the Service Agreement, dated as of September 7, 1999 (the "Service Agreement"), between Limited and the Company and
(ii) engage in any other lawful act or activity for which limited liability companies may be formed under the Act and which has been specifically approved by the Members pursuant to Section 11(a)(ix) hereof and (iii) engage in any and all activities necessary or incidental thereto. The Company shall have all the powers permitted to a limited liability company under the Act and which are necessary, convenient or advisable in order for it to conduct the Business.

          4. Principal Office; Registered Office; Registered Agent. The Company's principal place of business shall be located at 1735 York Avenue, Suite 35C, New York, New York 10128. The Company may have such other business offices within or without the State of Delaware
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as determined from time to time. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be in the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Managing Members may designate from time to time in the manner provided by law.

          5.  Term.   The term of the Company began on the date of the filing of the Certificate of Formation with the Secretary of State and shall continue until dissolved in accordance with this Agreement.

          6.  Members; Interests.

              (a) The name, present mailing address, facsimile number, percentage interest in the Company's outstanding equity (as to each Member, its "Membership Interest", and in the aggregate, the "Membership Interests") and the amount of the capital contribution of each Member, as of the date hereof, are set forth on a separate schedule (collectively, the "Member Schedule") held by the Managing Members as records of the Company. A current and complete copy of the Member Schedule is attached hereto as Schedule I and shall be held and
                                             ----------
maintained by the Managing Members as part of the records of the Company. The Member Schedule shall be adjusted, revised and updated by the Managing Members, or its designee, to reflect any changes in the Membership Interests.

              (b) Whenever a new Member is admitted, the Member Schedule shall be amended to give effect to any changes in the Member Schedule for succeeding periods determined on the basis of the terms upon which the new Member is admitted.

              (c) Whenever a Member withdraws, the Member Schedule shall be amended to give effect to the changes in the Member Schedule for succeeding periods resulting from the withdrawal.

          7.  Capital Contributions; Capital Accounts.

              (a) Capital Contributions. Each of the Members has agreed to purchase the Membership Interest set forth opposite such Member's name on the Membership Schedule attached hereto in exchange for the consideration set forth opposite such Member's name on the Membership Schedule (a "Capital Contribution"). Except as otherwise provided in Section 7(e) hereof or by applicable law, no Member shall be required to make additional capital contributions without such Member's consent. Except with the consent of the Managing Members, no Member shall be entitled to make any additional capital contribution or to make any capital contribution in property other than cash.

              (b) Capital Accounts. There shall be established and maintained for each Member a separate capital account ("Capital Account"). There shall be added to the Capital Account of each Member (i) the amount of any money, and the fair market value of any other property, contributed by the Member to the Company as capital and (ii) income and gain allocated to the Member by the Company in accordance with Section 8(a), and there shall be subtracted from such Capital Account (x) the amount of any money, and the fair market value of any other property,

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distributed to the Member and (y) losses and expenses allocated to the Member by the Company in accordance with Section 8(a). If property other than cash is distributed to the Members (whether in liquidation of the Company or otherwise), for purposes of computing Capital Accounts the property will be deemed to have been sold by the Company for its fair market value and the income, gain, loss or expense from the deemed sale will be allocated in accordance with Section 8. All capital, whenever contributed, shall be subject in all respects to the risks of the business and subordinate in right of payment to the claims of present or future creditors of the Company and of any successor firm in accordance with this Agreement.

              (c) Interest. No interest shall be allowed to any Member by reason of the amount of such Member's capital contribution or Capital Account.

              (d) Withdrawal of Capital. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all, or any part of, such Member's Capital Contribution or Capital Account from the Company prior to the Company's dissolution and liquidation. When such withdrawal is permitted, except as specifically provided in this Agreement, no Member will be entitled to demand a distribution of property other than money.

              (e) Unreimbursed Expenses. For so long as Mediconsult.com, Inc., a Delaware corporation ("Mediconsult"), is a Member, promptly upon receiving an invoice therefor from the Company, Mediconsult shall reimburse the Company for any expenses of the Company for meals, entertainment expenses, club dues and similar unreimbursed expenses that have been incurred in good faith by the Company in connection with carrying out the services under the Service Agreement. Any such payment shall be treated as an additional capital contribution by Mediconsult to the Company.

          8.  Allocations.

              (a) In General. Except as otherwise provided in this Section 8, each item of income, gain, loss or expense of the Company for any period shall be allocated to the Capital Accounts of the Members in a manner consistent with the corresponding distributions made or to be made pursuant to Section 9 herein. In particular, allocations of income, profit, gain or loss shall be made in such a manner that if the Company were wound up and its assets distributed pursuant to Section 19 immediately after such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to
Section 9. Income, gain, loss and expense shall be determined for this purpose in the same manner used in determining the Company's taxable income or loss for federal income tax purposes, except that:

                (i) there shall be added any income exempt from federal income tax;

               (ii) there shall be subtracted any expenditures that are neither deductible nor chargeable to the Capital Accounts;

              (iii) in the case of any property contributed as capital, fair market value (as of the most recent such valuation and adjusted pursuant to this clause (iii)) rather than adjusted tax basis shall be used to compute gain or loss resulting from any disposition of the property and depreciation, amortization and other cost recovery deductions and similar items of income or deduction in respect of
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such property shall be calculated as if the unadjusted tax basis of the asset were such fair market value;

             (iv) unrealized gain or loss attributable to any property distributed to Members shall be deemed realized immediately prior to the distribution; and

              (v) appropriate adjustments shall be made to reflect any deemed sale or purchase of assets and deemed realization of items of income, gain, loss or expense as a result of a revaluation of assets upon the admission, withdrawal or expulsion of a Member as provided for herein.

          (b) Allocation Periods.  Allocations under paragraph (a) of this
Section 8 shall be made for each period (an "Allocation Period") commencing with the day after an Allocation Event (or, in the case of the first Allocation Period, commencing with the date of the filing of the Certificate of Formation with the Secretary of State) and ending on the date of the next succeeding Allocation Event. An "Allocation Event" shall mean any one of the following:

                     (i) the end of a fiscal year;

                    (ii) the admission or withdrawal of a Member;

                   (iii) the termination of the Company for federal income tax purposes;

                    (iv) the dissolution of the Company; and

                     (v) any other event which the Managing Members, in their discretion, designate as an "Allocation Event."

          (c) Admissions and Withdrawals. In the discretion of the Managing Members, in case any person shall be admitted as a new Member to the Company, or any Member shall withdraw from the Company or shall die, the Company shall be deemed to have sold its assets for their respective fair market values, as determined in good faith by the Managing Members, and concurrently repurchased such assets, on the date of such event for the same consideration.

          (d) Tax Allocations. (i) Except as otherwise provided in this subsection (d), as of the end of each fiscal year of the Company, the Company's income and expense and capital gain or loss, all as determined for federal income tax purposes, shall be allocated among the Members in a manner consistent with the economic allocations of Section 8(a) above and giving effect to Section 704(b) and (c) of the Internal Revenue Code of 1986, as amended (such Code, as amended from time to time or any successor federal income tax legislation, the "Code") and the Treasury Regulations thereunder and Section 706(c)(i) of the Code as determined by the Managing Members.

                  (ii) If a Member shall make additional capital contributions to the Company as of a date other than the first day of a fiscal year, withdraw from the Company or make a withdrawal from such Member's Capital Account as of a date other than the last day of a fiscal year, the Managing Members shall make such adjustments in the determination and allocation among the Members of income, gain, loss, deduction or credit for tax purposes as the Managing Members shall

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deem necessary in their reasonable judgment to equitably take into account such interim event and applicable provisions of law, and the determination thereof by the Managing Members shall be conclusive as to all Members.

          (e) Guaranteed Payments. Notwithstanding any provision to the contrary contained herein, the special distributions to Timothy J. McIntyre ("McIntyre") pursuant to Sections 9(b) and (c) herein (the "Guaranteed Payments") shall be characterized as guaranteed payments for services made to McIntyre acting in the capacity of a nonpartner. Any Company deductions attributable to such Guaranteed Payments shall be allocated 100% to Mediconsult.

          (f) Allocation of Reimbursed Expenses. Expenses of the Company reimbursed by Mediconsult pursuant to Section 7(e) shall be allocated 100% to Mediconsult.

          9.  Distributions.

          (a) Deemed Tax Distributions. To the extent the Company is required by law to make tax payments on behalf of a Member (e.g. backup withholding or withholding with respect to Members who are neither citizens nor residents of the United States), such payments shall be treated as distributions to the Member on whose behalf the payment is made.

          (b) Initial McIntyre Distributions.   Within two business days after
the receipt of all initial Capital Contributions from the Members hereof, the Company shall distribute to McIntyre $1,250,000 in cash and 100,000 shares of common stock, par value $0.001 per shares (the "Common Stock") of Mediconsult.

          (c) Subsequent Distributions of the Common Stock. Upon the occurrence of the following events and if, and only if, a Breaching Event with respect to McIntyre has not occurred and is continuing, the Company shall distribute to McIntyre up to 100,000 shares of Common Stock as follows:

               (i) 25,000 shares upon the recognition by Limited on or before the first anniversary of the Effective Date of an aggregate cumulative amount of US$10,000,000 in revenue from third parties arising from the provision of services by the Company pursuant to the Service Agreement;

               (ii) 25,000 shares upon the recognition by Limited on or before the first anniversary of the Effective Date of an aggregate cumulative amount of US$20,000,000 in revenue from third parties arising from the provision of services by the Company pursuant to the Service Agreement;

               (iii) 25,000 shares upon the recognition by Limited on or before the first anniversary of the Effective Date of an aggregate cumulative amount of US$30,000,000 in revenue from third parties arising from the provision of services by the Company pursuant to the Service Agreement;

               (iv) 25,000 shares upon the recognition by Limited on or before the first anniversary of the Effective Date of an aggregate cumulative amount of US$40,000,000 in revenue from third parties arising from the provision of services by the Company pursuant to the Service Agreement; and

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               (v) on the first anniversary of the Effective Date, the lesser of
     (A) 100,000 shares and (B) a number of shares equal to 100,000 minus the number of shares distributed to McIntyre pursuant to clauses (i), (ii),
     (iii) and (iv) of this Section 9(c).

For purposes of this Section 9(c), the term "Breaching Event" shall mean, with respect to any Member other than Mediconsult or any transferee of Mediconsult (each a "Non-Mediconsult Member"), (I) any event giving the Company "cause" to terminate any written employment agreement entered into between such Non-Mediconsult Member and the Company (each an "Employment Agreement") has occurred which has not been cured, if curable, within the time specified in, or waived by the Company in writing pursuant to the terms of, such Employment Agreement or
(II) the Employment Agreement has been terminated by the Company based on such event; provided that none of a termination "without cause" by the Company as described in any Employment Agreement, a termination due to a Nonperformance Event (as defined in Section 12(b)(i)), nor a termination of an Employment Agreement due to the death or disability of such Non-Mediconsult Member shall be a Breaching Event. Any shares of Common Stock that are not distributed to McIntyre pursuant to this Section 9(c) on or before the first anniversary of the Effective Date due to the occurrence of a Breaching Event with respect to McIntyre shall be immediately distributed in full to Mediconsult.

          (d) Service Agreement. All profits of, or recoveries under, the Service Agreement actually received by the Company (after payment of all related expenses of the Company, including all obligations of the Company under any Employment Agreement), shall be distributed, with respect to profits, on an annual basis and, with respect to recoveries, promptly upon receipt to the Non-Mediconsult Members on a pro rata basis.

          (e) Additional McIntyre Distributions. With respect to each distribution made pursuant to Sections 9(b) and 9(c), the Company shall distribute to McIntyre an additional distribution (the "Additional Distribution") in an amount that will place McIntyre in the same economic position net of applicable federal, state, and local income taxes (including such taxes on the Additional Distribution) as if the relevant distribution pursuant to Sections 9(b) or 9(c) had been treated for federal income tax purposes as an item of long-term capital gain to McIntyre; provided, however, that the Additional Distribution with respect to the distribution pursuant to
Section 9(b) shall not exceed $717,000 and the aggregate amount of Additional Distributions with respect to distributions pursuant to Section 9(c) shall not exceed $300,000. With respect to any distribution made pursuant to Sections 9(b) or 9(c), the Additional Distribution will be payable on the later of (i) five days before the due date for individual estimated income taxes for the period that includes the date of payment of such distribution pursuant to Sections 9(b) or 9(c) and (ii) 15 days after receipt by Mediconsult of a written explanation from McIntyre's certified public accountant or attorney setting out in reasonable detail the calculation of the Additional Distribution. In the event that the Company or any person guaranteeing the Company's liability to pay Additional Distributions in good faith disputes the amount of the Additional Distribution, the Company (or such guarantor) and McIntyre will jointly select an arbitrator (who must be an attorney or certified public accountant) whose decision will be final and the expense of such arbitration will be borne equally by the parties.

          (f) Other Distributions.  Except as otherwise provided in paragraphs
(a), (b), (c), (d) and (e) of this Section 9 or as otherwise required by the Act, distributions to Members shall be made at such time and in such form and amounts as the Managing Members shall from time to time determine; provided, that unless otherwise unanimously agreed to by the Managing

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Members, all cash and securities received shall be distributed upon receipt in accordance with the Membership Interests as set forth on the Member Schedule.

          10.  Management.

          (a) Managing Members; Unlimited Term Office. Mediconsult and
McIntyre shall each be a managing member (each, a "Managing Member" and collectively, the "Managing Members") of the Company. The term of office of each Managing Member shall be unlimited.

          (b) Management by Managing Members. The property, business and affairs of the Company shall be managed by its Managing Members. Except where the Members' approval is expressly required by this Agreement or by the Act, the Managing Members shall have full authority, power and discretion to make all decisions with respect to the Company's business and to perform such other services and activities as set forth in this Agreement. Except as provided in
Section 10(k) hereof, each Managing Member shall be an agent of the Company for its business purposes and, with the authorization of the Managing Members, may bind the Company in the ordinary course; provided that no Managing Member shall bind the Company to any act for which the approval or consent of the Members is specifically required pursuant to the terms of this Agreement or the Act until such approval or consent has been obtained and any such attempt to bind in absence of such approval or consent shall be null and void and shall not bind the Company thereto.

          (c) No Management by Members. Except as otherwise expressly provided by this Agreement or the Act, the Members shall have no right to control or manage, and shall not take part in the control or management of, the property, business or affairs of the Company.

          (d) Act of Managing Members. (i) Except as provided in Section
10(k) hereof, the vote of Managing Members holding a majority of Membership Interests held by all Managing Members shall determine the act of the Managing Members.

          (e) Written Consent. In lieu of holding a meeting, the Managing Members may vote or otherwise take action by a written instrument indicating the consent of the Managing Members.

          (f) Execution and Delivery of Instruments. Except as provided in
Section 10(k) hereof, each Managing Member shall have the full power to execute and deliver, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements and financing statements pertaining to the Company's assets or obligations, and to authorize the confession of judgment against the Company, and no other signature shall be required for any such instrument or document to bind the Company; provided that the execution or delivery of the document or instrument is an authorized act of the Managing Members taken in accordance with this Section 10 and any approval or consent required to be obtained from the Members pursuant to this Agreement has been obtained.

          (g) Resignation or Removal of Managing Members. (i) Each Managing Member shall hold office until his earlier resignation or removal. Each Managing Member may resign at any time by giving written notice to the Company. Each Managing Member may be

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replaced or removed from office by the other Managing Member only (x) for Cause
(as defined below) or (y) in the case of any Managing Member that is an individual, on account of such Managing Member's death or Disability (as defined below). In the case of the death of a Managing Member, such Member shall be automatically removed from office on the date of his death. In the case of the removal of a Managing Member for Cause or on account of Disability, the remaining Managing Members shall notify such Member that the Managing Member subject to such condition is being removed as a Managing Member, and such Managing Member shall cease to be, and cease to have any of the rights or obligations of, a Managing Member effective on the date specified in the notice, or if no date is so specified, effective immediately; provided that such removal shall not affect the rights or obligations of such Member as a Member of the Company. A vacancy occurring for any reason in the office of the Managing Member, whether resulting from the resignation or removal of the Managing Member or otherwise, may be filled only by the affirmative vote of Members holding at least 75% of the Membership Interests. Any vacancy shall not prevent any remaining Managing Member from managing the business and affairs of the Company and taking all actions permitted to be taken by the Managing Members under this Agreement.

              (ii) "Cause" means, with respect to a Managing Member, any of the following: (x) in the case of an individual, conviction of, or plea of guilty or nolo contendere to, either a felony or a crime for which a term of imprisonment of more than one year may be imposed and which involves a fraudulent act, (y) in the case of any individual, a breach or violation of any material provision of any Employment Agreement to which such Managing Member is a party, or (z) in the case of a corporation, partnership, limited liability company or similar entity, bankruptcy, dissolution, liquidation, wind-up, appointment of a receiver or an assignment for the benefit of creditors.

              (iii) "Disability" means, with respect to a Managing Member that is an individual, the inability of such Managing Member to perform his duties as a Managing Member for 120 days in any calendar year due to a physical or mental disability.

          (h) Participation in Meetings by Telephone and Other Equipment. The Managing Members may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          (i) Certificate of Managing Member. Any third person dealing with the Company or Members may rely upon a certificate signed by a Managing Member as to (i) the identity of the Members, (ii) acts by the Members, (iii) any act or failure to act by the Company, or (iv) any other matter involving the Company or any Member.

          (j) Appointment of Officers, etc. The Managing Members may delegate functions relating to the day-to-day operations of the Company to such officers, agents, consultants or employees as they may from time to time designate, subject to the approval of the Members in accordance with Section 11(a) hereof. Such officers, agents, consultants and employees need not be Members, and shall have such duties, powers, responsibilities and authority as may from time to time be prescribed by the Managing Members (in accordance with this Agreement), and may be removed at any time, with or without cause, by the Managing Members, subject to the approval of the Members in accordance with Section 11(a) hereof.

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          (k) Employment Agreements and Service Agreement.  Notwithstanding
anything to the contrary herein, (i) Mediconsult shall be the sole Managing Member that may, on behalf of the Company: (A) bind the Company to, or renew, any Employment Agreement or the Service Agreement, (B) give instructions in connection with any Employment Agreement, (C) amend, modify or waive any terms of any Employment Agreement, (D) terminate or extend the term of any Employment Agreement or (E) enforce the Company's rights (in the case of any breach or otherwise) under, commence any action (in law or in equity) in connection with, or defend any action asserted against the Company in connection with, any Employment Agreements and (ii) McIntyre shall be the sole Managing Member that may, on behalf of the Company: (A) give instructions in connection with the Service Agreement, (B) amend, modify or waive any terms of the Service Agreement, (C) work in good faith with Limited to agree on pricing for each Service Provider Contract (as defined in the Service Agreement) and adjustments (if any) to the monthly retainer payable under the Service Agreement to reflect increases in expenses incurred by the Company in providing the Services (as defined in the Service Agreement) or (D) enforce the Company's rights (in the case of any breach or otherwise) under, commence any action (in law or in equity) in connection with, or defend any action asserted against the Company in connection with, the Service Agreement.

          11.  Voting Rights of Members; Meetings of Members.

          (a) Voting Rights of Members: In General. Except as specifically provided by this Agreement or required by the Act, Members shall not be entitled to vote on any matter, other than the following actions which may not be undertaken or agreed to by the Company or its Managing Members without the affirmative vote of Members holding at least 75% of the outstanding Membership
Interests:

              (i) the issuance or sale of any additional Membership Interests, including any options, warrants or other rights to purchase Membership Interests and any other securities convertible into Membership Interests or the admission of any other Members to the Company;

              (ii) the declaration or payment of an distribution with respect to any Membership Interest in the Company (other than distribution pursuant to clauses (a) through (e) of Section 9 hereof)) or the incurrence of any obligation (whether directly or pursuant to any guarantee or similar obligation) with respect to indebtedness that would, in accordance with generally accepted accounting principles, be characterized as long-term indebtedness on the consolidated balance sheet of the Company;

              (iii) the sale, conveyance, lease or other disposition or encumbrance of all or substantially all of the Company's or any subsidiaries, property or business, or the merger into or consolidation with any other corporation or other entity (other than a wholly-owned subsidiary corporation), in each case in one or a series of related transactions;

              (iv) the sale, conveyance, lease or other disposition of any of the Company's or any of its subsidiaries' property or assets (including any shares of Common Stock not yet distributed in accordance with Section 9(c) hereof) or the pledging of assets other than for operating purposes and in the ordinary course of business;

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              (v) except as provided in Section 12(a)(iv), the transfer or other disposition of any Membership Interest in the Company owned by any Member, including the pledge of, or the creation of any other encumbrance against, any Membership Interest by any Member;

              (vi) an acquisition by the Company or any of its subsidiaries or any assets, business, securities or other property for consideration (in cash or otherwise) in excess of US$50,000, or the making in any fiscal year of other expenditures by the Company or any of its subsidiaries in excess of US$50,000 for a single transaction or US$50,000 in the aggregate;

              (vii) any change in the Company's accounting policies or methods or in its principal accountants;

              (viii) any material change in the terms and provisions of the Company's Certificate of Formation or this Operating Agreement (or such other document or rules that may from time to time govern the Company's conduct of business, the conduct of the Managing Members or the rights and privileges of the Members);

              (ix) any change or amendment to the terms or conditions of the Service Agreement or in the performance by the Company thereunder;

              (x) the entering into of any written or oral agreement or arrangement with any employee, consultant or other agent of the Company or any amendment to the terms or conditions of any agreement or arrangement previously entered into by the Company with any employee, consultant or other agent of the Company;

              (xi) any change in the terms of this Section 11(a); and

              (xii) the appointment or removal of any officer or any delegation of any rights otherwise vested in the Managing Members to any officer.

          (b) Meetings of Members. A meeting of the Members may be called at any time by a Managing Member or by Members owning at least 25% of the Membership Interests. Meetings of the Members shall be held at the Company's principal place of business or at any other place agreed to by the Members. Not less than two nor more than sixty days before each meeting, the person or persons calling the meeting shall give written notice of the meeting to each Member, stating the place, date, hour and purpose of the meeting. Notwithstanding the foregoing provisions, each Member waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of meetings of the Members, or is present at the meeting in person or by proxy without objecting to the lack of notice. Unless this Agreement provides otherwise, the presence in person or by proxy of Members holding not less than a majority of each class of Membership Interest (as set forth on the Member Schedule) then held by Members of each class constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney in fact.

          (c) Act of Members. Except as specifically provided by this Agreement or required by the Act, the affirmative vote of Members holding a majority of the Member Interests shall be the act of the Members.

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          (d) No Annual Meetings.  A meeting of the Members need not be held at any time, except as called pursuant to paragraph (b) of this Section 11.

          (e) Written Consent. In lieu of holding a meeting, the Members may vote or otherwise take action (including pursuant to Section 11(a) hereof) by a written instrument indicating the consent of Members holding such Membership Interests as would be required for Members to take action under this Agreement. If such consent is not unanimous, notice shall be given to those Members who have not consented in writing.

          (f) Participation in Meetings by Telephone and Other Equipment. Members may participate in a meeting by conference telephone or similar communications equipment, by means of which all persons in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          (g) Performance by Members; Other Interests. The Members may have other business interests and may engage in other activities in addition to those relating to the Company; provided that any such business interests or activities shall not breach or violate any agreement entered into between the Company and such Member. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Member or any Member, as the case may be, or in any income or revenues derived therefrom.

          12. Assignments; Put Rights.

              (a)  General Transfer Restrictions.

                   (i) In General.  Except as provided in paragraph (ii) of this
     Section 12(a), a Member may sell, assign or otherwise transfer in whole or in part his or its Membership Interest in the Company only upon satisfaction of the following conditions:

                      (A) presentation to the Managing Members of an opinion of counsel, in a form satisfactory to the Managing Members, opining that such transfer is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

                      (B) all Managing Members shall have approved the transfer of such Membership Interest or such transfer is permitted pursuant to
          Section 11(a)(v) hereof; and

                      (C) the transferee must agree to be bound by the terms hereof and evidence such agreement by executing a counterpart signature page of this Agreement.

                   (ii) Deceased Members. The restrictions set forth in paragraph (a)(i) of this Section 12 (and Section 11(a)(v)) shall not apply to the transfer of a Membership Interest, excluding any voting rights in connection therewith, from a deceased Member to his or her personal representative or estate.

                   (iii) Compliance with Section 14. Any sale, assignment or other transfer that is not in compliance with this Section 12(a) shall be null and void. All buyers, assignees and other transferees shall be subject to the requirements of admission as an additional Member pursuant to Section 14.

                   (iv) Transfers by Mediconsult. Notwithstanding anything to the contrary in this Agreement, Mediconsult may transfer its Membership Interest to any of its affiliates, pledge or assign its interest as collateral to a party providing secured financing to Mediconsult or any of its affiliates or transfer its interest in connection with a sale or other disposition of all or substantially all of its assets, in each case, without the consent or approval of any Managing Member. Notwithstanding
     Section 14 hereof, any such transferee shall be admitted as a Member and may replace Mediconsult as a Managing Member (and be entitled to all rights of a Member and a Managing Member hereunder); provided that Mediconsult shall remaining obligated under Section 12(b) hereof.

               (b)  Put Rights.

                   (i) Initial Put Right. Unless a Breaching Event has occurred and is continuing with respect to such Non-Mediconsult Member, the Employment Agreement of such Non-Mediconsult Member has been terminated due to the death or disability of such Non-Mediconsult Member (a "Health Event") or the Nonperformance Event has occurred at or before the date a Non-Mediconsult Member otherwise could exercise his rights under this Section, each Non-Mediconsult Member shall be entitled to sell to Mediconsult, and Mediconsult shall be required to purchase, up to an aggregate of 84.6% (the "Eligible Amount") of such Non-Mediconsult Member's Membership Interests in accordance with the terms of this Section 12(b), on the following dates and in the following amounts:

                      (A) on each of the first four anniversaries of the Effective Date, 25% of the portion of the Eligible Amount (as determined on the Effective Date or, in the case of any Non-Mediconsult Member that acquires a Membership Interest after the Effective Date, as of the date of such acquisition); provided that as to any anniversary with respect to which such right is not exercised within 60 days of such anniversary, such right shall terminate; and

                      (B) for each US$10,000,000 recognized by Limited in revenue from third parties arising from the provision of services by the Company pursuant to the Service Agreement, 25% of the portion of the Eligible Amount then held by such Non-Mediconsult Member; provided that such right shall terminate to the extent not exercised within 60 days of the delivery to the Holders (as defined in the Membership Investment Agreement, dated as of September 7, 1999, between the Company and Mediconsult (the "Investment Agreement")) of a certificate from Limited, in accordance with Section 6.15 of the Investment Agreement, indicating that such revenue goal has been attained.

     The purchase price (the Initial Put Price") for each portion of the Eligible Amount shall be paid in shares of Common Stock and shall equal the product of
                                       Y
                     600,000  x    ---------
                                       X
               where:

                    "Y" equals the portion of the Non-Mediconsult Member's Eligible Amount being sold; and

                    "X" equals 84.6% of the Non-Mediconsult Member's Membership Interests.

     No fractional shares of Common Stock shall be issued, and fractional shares shall be rounded upward or downward to the nearest whole share. The Non-Mediconsult Members' rights hereunder may be exercised by a Non-Mediconsult Member, within 60 days of the applicable anniversary, pursuant to Section 12(b)(i)(A), or the delivery of the relevant certificate pursuant to
     Section 12(b)(i)(B), whichever is later, by (i) providing Mediconsult with written notice of the exercise of the Initial Put Right setting forth the current Eligible Amount of such Non-Mediconsult Member's Membership Interest to which the right may be exercised and the Membership Interest to which it is being exercised, (ii) the payment by such Non-Mediconsult Member of the applicable Initial Put Exercise Price, (iii) the execution and delivery of a subscription agreement, in a form satisfactory to Mediconsult, containing appropriate securities law transfer restrictions and representations of such Member for purposes of establishing any applicable exemptions from the securities laws, and (iv) the execution and delivery of any other agreement, documents or other instruments of sale, transfer, conveyance or assignment as Mediconsult may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Mediconsult, and to confirm Mediconsult's title to, the Membership Interest purchased by Mediconsult from such Non-Mediconsult Member hereunder. The term "Initial Put Exercise Price" shall mean that number of shares of Common Stock being issued to the Non-Mediconsult Member pursuant to the exercise of such Member's rights hereunder multiplied by the average closing price of shares of Common Stock over the 30 trading days ending 3 days prior to the Effective Date. All Members agree that the provisions of the Initial Put Right shall be proportionately adjusted if Mediconsult acquires any additional Membership Interests (either from a Member or through purchase from the Company of additional Membership Interests) and that the Managing Members shall unanimously agree as to such modifications.

               "Nonperformance Event" means the termination of the Service Agreement by Limited due to the failure of Limited to have in effect as of
     (i) September 30, 2000, duly executed and enforceable Service Provider Contracts (as defined in the Service Agreement) pursuant to which Limited will recognize at least $5,000,000 in revenue during the term of such contracts or (ii) January 1, 2002, duly executed and enforceable Service Provider Contracts pursuant to which Limited will recognize at least $20,000,000 in revenue during the term of such contracts.

                      (ii) Additional Put Rights. If the rights set forth in
     Section 12(b)(i) have been exercised in full and, after giving effect to the full exercise of the such rights, Mediconsult's Membership Interest represents 90% of the total Membership Interests, then, unless a Breaching Event has occurred and is continuing with respect to such Non-Mediconsult Member, a Health Event has occurred with respect to such Non-Mediconsult Member or the Nonperformance Event has occurred at or before the date a Non-Mediconsult Member otherwise could exercise his rights under this Section, during the period from December 31, 2001 to, but not including, December 31, 2002, each Non-Mediconsult

     Member shall have the right to sell to Mediconsult, and Mediconsult shall be required to purchase, such Non-Mediconsult Member's entire, but not less than the entire, remaining Membership Interest (the "Remaining Interests") for the Additional Put Purchase Price. The purchase price (the "Additional Put Purchase Price"), shall be paid in shares of Common Stock and shall equal to the product of 500,000 multiplied by the fraction created by dividing (x) the total Membership Interest held by such Remaining Minority Member ("Pro Rata Additional Put Interests") by (y) the total Membership Interests held by all Remaining Minority Members (collectively, the "Aggregate Additional Put Interests").

                      An Additional Put Right may be exercised by a Non-Mediconsult Member, during the period from December 31, 2001 to, but not including December 31, 2002, by (i) providing Mediconsult with written notice of the exercise of the Additional Put Right and certifying that the rights of all Non-Mediconsult Members under Section 12(b)(i) hereof have been exercised in full, (ii) the payment by such Non-Mediconsult Member of US$12,500,000 multiplied by the fraction created by dividing such Non-Mediconsult Member's Membership Interest by the total Membership Interests held by all Non-Mediconsult Members, (iii) the execution and delivery of a subscription agreement, in a form satisfactory to Mediconsult, containing appropriate securities law transfer restrictions and representations of such Member for purposes of establishing any applicable exemptions from the securities laws and (iv) the execution and delivery of any agreement, documents or other instruments of sale, transfer, conveyance or assignment as Mediconsult may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Mediconsult, and to confirm Mediconsult's title to, the Membership Interest purchased by Mediconsult from such Non-Mediconsult Member hereunder.

                      (iii) Payment of Put Exercise Price. Each exercise price for each of the Initial Put Rights and the Additional Put Rights shall be paid to Mediconsult by the Members exercising such put right (i) in cash or
     (ii) by the issuance to Mediconsult of a non-recourse promissory note, in a form satisfactory to Mediconsult, (x) secured by a duly perfected, first priority security interest in all shares of Common Stock issued by Mediconsult to such Member as payment for the Membership Interests so purchased upon the exercise of such put right (which may be in form of a pledge of such shares of Common Stock), (y) maturing on the second anniversary of the date of issuance of such note, with mandatory principal prepayments to be paid in cash to Mediconsult to the extent, and upon receipt, of proceeds from the sale of any shares of Common Stock securing such note, and (z) accruing interest on the unpaid principal balance of such note (and any accrued but unpaid interest) at the Applicable Federal Rate as determined in accordance with Section 1274(d) of the Code, payable in arrears on a semi-annual basis on the first day of January and July of each year.

                      (iv) Acceleration of Put Rights. Unless a Breaching Event has occurred and is continuing with respect to such Non-Mediconsult Member, a Health Event has occurred with respect to such Non-Mediconsult Member or the Nonperformance Event has occurred, the rights of the Non-Mediconsult Members to sell to Mediconsult their Membership Interests, pursuant to clauses (i) and (ii) of this Section 12(b), shall immediately become exercisable in full as follows:

                      (A) if the Company or Mediconsult consummates any of the following transactions:

                      (I) a merger or acquisition in which the Company or Mediconsult is not the surviving entity;

                     (II) the sale, transfer or other disposition of all or substantially all of the assets of the Company or Mediconsult; or

                    (III) any merger in which the Company or Mediconsult is the surviving entity but in which fifty percent (50%) or more of the Company's or Mediconsult's outstanding equity (Membership Interests, Common Stock or such other equity securities as may at the time represent the voting rights of the holders of the outstanding equity of the Company or Mediconsult, as the case may be) is issued to holders different from those who held the Membership Interests or Common Stock, as the case may be, prior to such merger; or

               (B) with respect to Membership Interests held by McIntyre, if McIntyre has not held, and continues not to hold, for a period of at least three consecutive calendar months, the primary responsibility, directly or indirectly through the Service Agreement and/or his Employment Agreement, to conduct the sales and marketing efforts of Mediconsult and Limited and their respective affiliates with respect to pharmaceutical companies.

     Notwithstanding the acceleration of the time at which the Non-Mediconsult Members may exercise their rights pursuant to clauses (i) and (ii) of this
     Section 12(b), all other terms and conditions set forth in this Section 12(b) shall apply to the exercise of such rights (including the payment in full of the applicable exercise price as set forth in clauses (i) and (ii) of this Section 12(b)).

               (v) Retention of Membership Rights. With respect to the Initial Put Right and the Additional Put Right, until such time as the Initial Put Purchase Price or Additional Put Purchase Price, respectively, has been paid to the Members exercising such put rights, the holder of such unpurchased Membership Interest shall be entitled to retain legal and beneficial ownership of such unpurchased Membership Interest and to exercise all rights with respect to such unpurchased Membership Interest under the Agreement.

               (vi) Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of Common Stock occurs, then the number and class of the securities to be received by each Non-Mediconsult Member exercising rights pursuant to clauses (i) or (ii) of this Section 12(b) and the price per share payable upon exercise of such rights shall be equitably adjusted to reflect such changes.

          13. Withdrawal. A member (including a Managing Member) may voluntarily withdraw from the Company only with the consent of, and subject to the terms and conditions approved by, the Managing Members, such withdrawal to become effective upon the date fixed by the Managing Members. Promptly upon giving consent to the withdrawal of a Member, the Managing Members shall give the other Members written notice of such withdrawal. Until such withdrawal becomes effective, such Member shall in all respects continue to be a Member hereunder.

          14. Admission of Additional Members. Each new Member approved in accordance with (S) 11(a)(i) shall be required to execute an agreement pursuant to which such Member becomes bound by the terms of this Agreement (as may be amended from time to time pursuant to Section 24 hereof).

          15.  Dissolution.

               (a) Events of Dissolution.   The Company shall be dissolved upon:

                   (i) the affirmative vote of all Managing Members;

                  (ii) at any time there are no Members, provided that, the
               Company is not dissolved and is not required to be wound up if, within 90 days after the occurrence of the event that terminated the continued membership of the last remaining Member, the personal representative of the last remaining Member agrees in writing to continue the Company and to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member; or

                 (iii) the entry of a decree of judicial dissolution pursuant to Section 702 of the Act.

               (b) Continuation without Dissolution. The bankruptcy, death, dissolution, expulsion, incapacity or withdrawal or any Member or the occurrence of any other event that terminates the continued membership of any Member (other than the affirmative vote of the Managing Members to dissolve the Company) shall not cause the Company to be dissolved or its affairs to be wound up, and, upon the occurrence of any such event, the Members hereby agree that the Company shall be continued without dissolution, unless such event results in the Company having no Members, in which case the provisions of Section 15(a)(ii) shall apply.

          16. Liability of Members. The Members shall not have any liability (personal or otherwise) for the obligations or liabilities of the Company except to the extent provided in the Act.

          17. Exculpation of Managers. No Managing Member shall have liability (personal or otherwise) to the Company or its Members for damages for any breach of duty in such capacity; provided that nothing in this Section 17 shall eliminate or limit the liability of any Managing Member if a judgment or other final adjudication adverse to the Managing Members establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the Managing Members personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that with respect to a distribution to Members the acts of the Managing Members were not performed in accordance with the Act.

          18. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Managing Members and Members and their respective affiliates, directors, members, shareholders, officers, employees and agents (collectively, the "Indemnitees") from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, including reasonable attorneys' fees (collectively, "Losses") paid or incurred by any such Indemnitee in connection with the conduct of the Company's business in accordance with this Agreement and the Act, except that no Indemnitee shall be entitled to indemnification in respect of any Loss incurred by the Indemnitee by reason of the Indemnitee's gross negligence or willful misconduct. Any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only and no Member shall have any personal liability on account thereof. All rights of an Indemnitee under this Section 18 shall survive the dissolution of the Company and the withdrawal of the Indemnitee from membership in the Company and shall inure to the benefit of its heirs, personal representatives, successors and assigns.

          19.  Liquidation.

               (a) In General. Upon dissolution of the Company, the Managing Members or other persons selected by the Managing Members shall be the liquidators of the Company (collectively, the "Liquidators"). The Liquidators shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                   (i) to creditors of the Company (including Members); and

                  (ii) to the Members and their permitted transferees, in proportion to the balances in their respective Capital Accounts, after adjustment to reflect (x) any income, gain, loss or expense for the fiscal year in which such liquidation occurs and (y) any reallocation of shares of Common Stock from the Capital Account of McIntyre to the Capital Account of Mediconsult due to the occurrence and continuation of a Breaching Event prior to the termination or expiration of the Service Agreement.

               (b) Reserve for Contingent Liabilities. Notwithstanding paragraph
(a) of this Section 19, the Liquidators may place in escrow a reserve of cash or other assets of the Company for contingent liabilities in an amount determined by the Liquidators to be appropriate for such purposes.

               (c) Distributions in Kind. If the Liquidators determine that an immediate sale, for purposes of the liquidation contemplated in Section 19(a), of any one or more of the Company's assets would be financially inadvisable, the sale of such assets of the Company may be deferred for a reasonable time, or such assets may be distributed in kind to the Members in accordance with the order of priorities set forth in Section 19(a).

          20. Tax Matters. The Members and the Company intend that the Company will be treated as a partnership for United States federal income tax purposes and will file such forms as may be necessary or appropriate in furtherance thereof. The Company's fiscal and taxable year shall be the calendar year. Mediconsult shall be the tax Member partner authorized to prepare, execute and file tax returns on behalf of the Company and to represent the Company before the Internal Revenue Service and any state or local taxing authority. The Members and permitted transferees and former Members shall, on each such person's tax return, treat each item of income, gain, loss or expense in a manner consistent with the treatment of such item on the Company's tax returns and reports.

          21.  Confidentiality.

               (a) The Members agree that all financial and other information about the Company, or other information of a proprietary nature, disclosed to the members at any time in connection with this Agreement or otherwise shall be kept confidential by the Members and shall not be disclosed to any person or used by the Member (other than to its agents, employees or lenders) except: (i) with the prior written consent of the Company; (ii) as may be required by applicable law, court process or other obligations pursuant to any listing agreement with any national securities exchange; or (iii) such information which is or becomes generally available other than as a result of a violation of this provision. The foregoing restrictions shall expire three years after the dissolution of the Company. Mediconsult may disclose information as part of its public filings with the United States Securities and Exchange Commission, any regulatory or self-regulatory body or as it otherwise deems appropriate or necessary.

               (b) In the event of a breach or a threatened breach by any Member of the provisions of Section 21(a), the Company shall be entitled to an injunction restraining such Member from such breach. Nothing contained in this
Section 21(b) or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or a threatened breach by any Member of the provisions of Section 21(a).

               (c) The obligations set forth in this Section shall be continuing and shall survive the termination of this Agreement or the Company and the withdrawal of a Member from the Company.

          22. Mediconsult Guarantee. Mediconsult hereby unilaterally and unconditionally guarantees the full payment and performance of all obligations of the Company under the Employment Agreements and under Section 9(e) and
Section 18 of this Agreement. If any claim for payment is made against the Company with respect to any obligation of the Company under Section 18 guaranteed by Mediconsult pursuant to the immediately preceding sentence, the Company shall promptly provide to Mediconsult notice of such claim and Mediconsult shall be entitled to direct the defense of any claim at its expense and to settle and compromise any such claim.

          23. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          24.  Amendments.

               (a) In General. Except as otherwise provided by this Agreement or the Act, this Agreement may be amended only by the vote of the Managing Members with the consent of Members holding at least 75% of the Membership Interests.

               (b) Consent in Certain Cases. Notwithstanding anything to the contrary contained in this Section 24, any amendment to this Agreement (i) that would adversely affect the liabilities of a Member solely by virtue of being a member of the Company, or (ii) which would otherwise change the method of calculating allocations or distributions under Sections 8 or 9 (other than changes to allocations or distributions permitted under this Agreement and the determination by the Managing Members of the occurrence of an Allocation Event pursuant to
Section 8(b)(v)), shall require the consent of each Member affected.

          25. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart hereof shall together be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          26. Power of Attorney. Each Member hereby constitutes and appoints each of the Managing Members, jointly and severally, or if one or more Liquidators shall have been selected pursuant to Section 19, the Liquidators of the Company as such Member's true and lawful agent and attorney in fact ("Agent"), with full power of substitution, with full power and authority in such Member's name, place and stead to execute, acknowledge, deliver and file all such documents which the Agents deem necessary or appropriate (i) to continue the existence or qualification of the Company as a limited liability company under the laws of any state or jurisdiction, (ii) to reflect amendments to this Agreement or the Certificate of Formation made pursuant hereto, (iii) to reflect the conversion of the Company to another form of organization, (iv) to reflect the dissolution or liquidation of the Company pursuant to the terms hereof, or (v) to reflect the admission, withdrawal or expulsion of any Member pursuant to the terms hereof. The foregoing power of attorney is hereby declared irrevocable and a power coupled with an interest and shall survive the death or incapacity of any Member and shall extend to such Member's successors and assigns, heirs or representatives.

          27. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and understandings among the parties.

          28.  Descriptive Headings; Certain Interpretations.

               (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

               (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) a word importing the masculine gender includes the feminine or neuter; (ii) the singular includes the plural and the plural includes the singular; (iii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iv) a reference to any agreement or other contract includes permitted supplements and amendments;
(v) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereafter; (vi) any reference to a person includes its permitted successors and assigns; and (vii) a reference in this Agreement to a Section is to the Section of this Agreement.

          29. Notice. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Company, to:


               Timothy J. McIntyre
               1735 York Avenue, Apt. 35C
               New York, NY 10128
               and

               Mediconsult.com, Inc.
               1330 Avenue of the Americas
               17th Floor
               New York, NY 10019
               Attn: E. Michael Ingram
               Telecopier (212) 841-7310

               with a copy to:

               Bruno W. Tabis, Jr., Esq.
               c/o Schwartz & Freeman
               401 North Michigan Avenue
               Suite 1900
               Chicago IL 60611
               Telecopier (312) 222-0818

               and

               Kelly Vance, Esq.
               Howard, Smith & Levin
               1330 Avenue of the Americas
               New York, NY 10019
               Telecopier (212) 841-1010

               If to a Member, to such Member's mailing address or facsimile number set forth on the Member Schedule or otherwise listed in the books or records of the Company or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

          30. Benefits of the Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

          31. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          32. Waivers; Rights and Remedies Cumulative. The failure of any party to pursue any remedy for breach, or to insist upon the strict performance, of any covenant or condition contained in this Agreement shall not constitute a waiver thereof or of any other right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other remedies. All rights and remedies provided under this Agreement are in addition to any other rights the parties may have by law, in equity or otherwise.

          33. Further Assurances. Each Member hereby agrees to execute and delivery all such other and additional instruments and documents and do all such other acts and things as may be necessary more fully to effectuate this Agreement and carry on the business contemplated herein.

          34. Effective Date. The parties have executed this Agreement on August 20, 1999, to take effect on September 7, 1999. Except for this Section 34, no other provision of this Agreement shall be effective until September 7, 1999.

          In Witness Whereof, the parties have executed this Agreement as described in Section 34.

                              Company:

                                 PHARMA MARKETING, LLC


                                 by: /s/ Timothy J. McIntyre
                                    ----------------------------
                                    Timothy J. McIntyre,
                                    Managing Member

                              Members:


                                     /s/ Timothy J. McIntyre
                                    ----------------------------
                                    Timothy J. McIntyre


                                    MEDICONSULT.COM, INC.


                                    by: /s/ E. Michael Ingram
                                       -------------------------------
                                    E. Michael Ingram, Chief Financial Officer
                                    and General Counsel

                             [Operating Agreement]

                                                                      Schedule I
                                                                      ----------

                                Member Schedule
                           (as of September 7, 1999)


                                                                                                        Membership
            Name                         Address                       Capital Contribution              Interest/1/
--------------------------------------------------------------------------------------------------------------------
Timothy J. McIntyre            1735 York Avenue                            $100                              65.00%
                               Apt. 35C
                               New York, New York 10128

Mediconsult.com, Inc.          1330 Avenue of the Americas   $1,250,000 plus subscription price equal        35.00%
                               17th Floor                   to closing price of Mediconsult.com, Inc.
                               New York, NY 10019               common stock on September 7, 1999
                               Attn: E. Michael Ingram                multiplied by 200,000

                                                                                                 total      100.00%

------------------------------
/1/ Each Member's Membership Interest in the Company is expressed as a percentage of all Membership Interests in the Company owned by all Members of the Company.


                                Member Schedule

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